Rx Safes, Inc. Announces Lawsuit Relating to Unauthorized Conversion of Debt

Company Names Kodiak Capital Group, LLC, Ryan Hodson, BMA Securities and Island Stock Transfer as Defendants

HENDERSON, NV--(Marketwired - Feb 12, 2016) - Rx Safes, Inc. (OTCQB: RXSF) ("Rx Safes" or the "Company") announced today that it has commenced litigation in Federal court against the parties involved in the previously announced unauthorized conversions of a debt instrument.

The company filed the lawsuit in the Federal District Court for the Second Circuit in New York under case no. 1:16-cv-01095 against Kodiak Capital Group, LLC, Ryan Hodson, BMA Securities and Island Stock Transfer for fraud, breach of contract, conversion of property, and Rule 10(b)-5 Securities Fraud violations and expects to implead the New York State Attorney General's Office to monitor potential NY Penal Code violations as well as notifying FINRA and the SEC, to initiate their own investigations to determine if Kodiak Capital Group, LLC., BMA Securities and Island Stock Transfer violated regulatory laws or rules.

"As indicated in a prior release, the Company stands firm in its claims that the named parties violated Rx Safes' rights and in doing so negatively affected our price per share and market valuation well in excess of $5 million in damages. We are committed to defending the Company and protecting our shareholders to the fullest extent of the law," commented Lorraine Yarde, Rx Safes, Inc. Chief Executive Officer.

The company is represented by Mazin Sbaiti, Esq., a senior partner at Steckler, LLP, a Texas based securities litigation firm. Mazin Sbaiti is an award-winning trial lawyer and Texas Super Lawyer. He has successfully tried and won matters on behalf of large and medium sized companies in the securities, intellectual property, construction, class action and pharmaceutical arenas. "There was an obvious sleight of hand perpetrated against the Company resulting in potentially millions of dollars of damages. As counsel to Rx Safes, Inc. we will be very aggressive against all parties involved in facilitating these acts against the Company," stated Mazin Sbaiti, Esq.

About Rx Safes, Inc.

Rx Safes is medical device and healthcare technology company, and is an emerging leader in the personal and professional healthcare drug security market. Our products incorporate proprietary patented fingerprint technology to provide drug security solutions for use in homes and healthcare facilities. Prescription drug misuse, skyrocketing insurance and pharmaceutical treatment costs and increased regulatory pressures create an unfortunate, yet necessary opportunity for Rx Safes to expand our reach and offerings in this growing market, valued at over $50 billion annually. Annual spending on healthcare technology products exceeds $34.5 billion. In addition, the market is being driven by ongoing Government support for successful drug abuse prevention initiatives, with a financial commitment of $25.4 billion in 2015 alone. For more information, please visit www.rxdrugsafe.com.

About Steckler LLP

Steckler LLP combines nearly a hundred years' worth of securities litigation experience trying over seventy-five cases to juries, judges and arbitrators (and preparing hundreds more that settled) on behalf of both plaintiffs and defendants.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Investor Relations Contact:
Tram Bui
Email Contact
Tel: 646-536-7035

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